                                                                                      Exhibit 11
                          Viacom Inc. and Subsidiaries
                      Computation of Net Earnings Per Share

                                                                    Three months ended March 31,
                                                                   ------------------------------
                                                                       1995           1994
                                                                       ----           ----
                                                               (In millions, except per share amounts)
Earnings:
Net earnings (loss) from continuing operations ..............         $ 63.6         $ (435.4)
Cumulative convertible preferred stock dividend requirement..           15.0             22.5
                                                                      ------         --------
Earnings (loss) from continuing operations attributable to
     common stock ...........................................           48.6           (457.9)
Earnings from discontinued operations, net of tax ...........            7.6              3.8
                                                                      ------         --------
Net earnings (loss) attributable to common stock ............         $ 56.2         $ (454.1)
                                                                      ======         ========

Primary Computation:
- -------------------
 Shares:
   Weighted average number of common shares .................          359.2            126.4
   Common shares potentially issuable in connection with:
     Stock options and warrants (a) .........................            8.5               --
     Contingent value rights ................................            1.7               --
     Variable common rights .................................           15.5               --
                                                                      ------         --------
   Weighted average common shares and common share
     equivalents ............................................          384.9            126.4
                                                                      ------         --------

 Net earnings (loss) per common share:
   Net earnings (loss) from continuing operations ...........         $  .13         $  (3.62)
   Earnings from discontinued operations, net of tax ........            .02              .03
                                                                      ------         --------
   Net earnings (loss) ......................................         $  .15         $  (3.59)
                                                                      ======         ========


Fully Diluted Computation (b):
- -----------------------------
 Shares:
   Weighted average number of common shares outstanding .....          359.2            126.4
   Common shares potentially issuable in connection with:
     Stock options and warrants (a) .........................            8.9               --
     Contingent value rights ................................            1.7               --
     Variable common rights .................................           15.5               --
                                                                      ------         --------
   Weighted average common shares and common share
          equivalents .......................................          385.3            126.4
                                                                      ------         --------

 Net earnings (loss) per common share:
   Net earnings (loss) from continuing operations ...........          $ .13         $  (3.62)
   Earnings from discontinued operations, net of tax ........            .02              .03
                                                                      ------         --------
   Net earnings (loss) ......................................          $ .15         $  (3.59)
                                                                      ======         ========

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(a) The stock options and warrants had an antidilutive effect on net losses per share in 1994, and therefore, were excluded from the primary and fully diluted earnings per share computations.
(b) The Preferred Stock and related dividend requirement had an anti-dilutive effect on earnings per share in 1995 and 1994, and, therefore, were excluded from the fully diluted earnings per share computation.